SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):          September 10, 1998



                                    SCOTT'S LIQUID GOLD-INC.
             (Exact name of Registrant as specified in its charter)

         Colorado              0-12343                      84-0920811
     (State or other         (Commission                 (I.R.S. Employer
      jurisdiction            File Number)               Identification No.)
     of incorporation)


                   4880 Havana Street, Denver, CO            80239
             (Address of principal executive offices)     (Zip Code)

Registrant's telephone number:  (303) 373-4860



Item 5.  Other Events.

     Scott's Liquid Gold-Inc. (the "Company") has previously reported on a lawsuit filed in the federal District Court for the District of Colorado against the Company, Neoteric Cosmetics, Inc., which is a wholly-owned subsidiary of the Company, and other defendants by Leslee Brooks, her husband and a related corporation. The lawsuit concerns alpha hydroxy acid products. As announced on July 27, 1998, after a two-week trial in this case, a jury returned a verdict in favor of the Company, Neoteric Cosmetics, Inc. and the other defendants. The jury found that there was no liability as to each claim of the plaintiffs. On September 10, 1998, the Company learned that the plaintiffs in the Brooks case have filed a notice that they are appealing the judgment in this case to the United States Tenth Circuit Court of Appeals. The Company intends to continue vigorously defending itself in the case.




                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            Scott's Liquid Gold-Inc.
                                             (Registrant)



Date:     September 14, 1998                 By:  Barry Shepard, Treasurer